EXHIBIT 10.5

OPTION TO PURCHASE SHARES

THIS OPTION TO PURCHASE SHARES (“Agreement”), dated effective as of the 8th day of June, 2011 (“Effective Date”), is by and between Evergreen Energy Inc., a Delaware corporation (“Evergreen”) and WPG Resources Ltd., an Australian company (“WPG”) and together, the “Parties”, and each, a “Party”).

RECITALS

A.           Evergreen and WPG entered into a Subscription and Shareholders’ Agreement, dated June 7, 2011 (“Subscription and Shareholders’ Agreement”) wherein Evergreen received fifty percent (50%) of the shares of Southern Coal Holding Pty Ltd, an entity incorporated in Australia as a private limited liability company on March 10, 2010 (“SCH”).

B.             Pursuant to a Technology License dated June 7, 2011 (“Technology License”), Evergreen, through a subsidiary, licensed its K-Fuel® technology to SCH for the purpose of treating and beneficiating coal resources that may be located within the SCH exploration tenements and elsewhere in Australia.

C.             The Parties desire to provide WPG a onetime option to buy back the shares of SCH held by Evergreen under certain terms and conditions.

NOW THEREFORE, IN CONSIDERATION OF One Hundred US Dollars (US $100.00), the mutual promises, terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Option.  **CONFIDENTIAL TREATMENT REQUESTED.  THE UNREDACTED AGREEMENT HAS BEEN FILED WITH THE SEC WITH THE CONFIDENTIAL TREATMENT REQUEST** (“Option Period”), WPG shall have the one time option to notify Evergreen that it intends to purchase the Evergreen shares in SCH for A$**CONFIDENTIAL TREATMENT REQUESTED.  THE UNREDACTED AGREEMENT HAS BEEN FILED WITH THE SEC WITH THE CONFIDENTIAL TREATMENT REQUEST**.  Upon return of the SCH shares to WPG, the Subscription and Shareholders’ Agreement shall terminate pursuant to the terms contained in the Subscription and Shareholder’s Agreement.

2.                                       Exercise of Option.  WPG shall exercise the Option by delivering, during the Option Period, to Evergreen’s Executive Chairman, with copy to Evergreen

General Counsel an email, followed by an overnight letter or a letter delivered by courier, of its intent to exercise the Option.

3.                                       Cause for Option Exercise.  The Option may be exercised by WPG during the Option Period only in the event that either commitment for funding on terms and by a party acceptable to WPG (acting reasonably) or actual funding for at least **CONFIDENTIAL TREATMENT REQUESTED.  THE UNREDACTED AGREEMENT HAS BEEN FILED WITH THE SEC WITH THE CONFIDENTIAL TREATMENT REQUEST**  has not been achieved for SCH prior to **CONFIDENTIAL TREATMENT REQUESTED.  THE UNREDACTED AGREEMENT HAS BEEN FILED WITH THE SEC WITH THE CONFIDENTIAL TREATMENT REQUEST** (“Cause for Option”).

4.                                       Best Efforts.  Evergreen represents and warrants that it will use its best efforts to secure the **CONFIDENTIAL TREATMENT REQUESTED.  THE UNREDACTED AGREEMENT HAS BEEN FILED WITH THE SEC WITH THE CONFIDENTIAL TREATMENT REQUEST**  commitment for funding or actual funding prior to the beginning of the Option Period.  WPG will cooperate with Evergreen on Evergreen’s efforts to obtain that commitment or actual finding but WPG shall not be required to incur or accept any liability in respect of that commitment or funding.

5.                                       Power of Attorney. Evergreen hereby irrevocably appoints WPG and each director of WPG as its attorney to sign all documents and transfers that may be necessary to give effect to Evergreen’s obligations to transfer the Evergreen shares in SCH upon exercise by WPG of the option in accordance with section 2.

6.                                       Termination.  This Agreement shall automatically terminate and have no further force or effect, (a) immediately upon the termination of the Cause for Option as set for in paragraph 3, or (b) at the end of the Option Period if WPG fails to exercise the Option by providing notice as set forth in paragraph 2.

7.                                       Technology License.  Should WPG exercise the Option pursuant to the terms provided for herein and purchase the Evergreen shares in SCH, then, simultaneous with the termination of the Subscription and Shareholders’ Agreement, the Technology License shall terminate and have no further force or effect.

8.                                       Confidentiality.  The terms and conditions set forth in this Agreement are considered by the Parties to be confidential and proprietary information.  Neither Party shall disclose any such information to any third party without the other Party’s prior written consent; provided, however, that no such consent shall be needed where such disclosure (a) is required by law, regulation, or regulatory agencies having jurisdiction over one of the Parties or (b) is necessary in connection with a Party’s assertion of a claim or defense in a judicial or administrative proceeding and that in either of these events, the Party intending to make such disclosure shall advise the other Party in advance and cooperate to the extent practicable to minimize the disclosure of any such information.  Notwithstanding the foregoing provisions of this provision, either Party may disclose any information contained in the Agreement to a prospective purchaser of the interest or assets of that Party or to a lender in connection with a financing transaction, provided, however, that any such prospective purchaser or lender shall be required to execute a written agreement wherein it agrees to be bound by these confidentiality provisions. For purposes of this provision, the term “third party” shall not include (a) a Party’s parent, subsidiary, or affiliate, or (b) the Parties’ respective officers, directors, employees, legal advisers, accountants, or consultants.

9.                                       Notices.  All notices provided for herein shall be given to the Parties in the following addresses:

If to Evergreen:

Evergreen Energy Inc.

Attn: Ilyas Khan, Executive Chairman

1225 17th Street, Suite 1300

Denver, CO 80202

Phone: (303) 293-2992

With Copy to:

Evergreen Energy Inc.

Attn: General Counsel

1225 17th Street, Suite 1300

Denver, CO 80202

Phone: (303) 293-2992

If to WPG:

WPG Resources Ltd

Attn: Bob Duffin

Level 9, Kyle House

27-31 Macquarie Place

Sydney NSW 2000

Phone: 02 9251 1044

or at such other address or number as shall be designated by either Party in a notice to the other Party given in accordance with this provision.  All such communications shall be deemed to have been duly given, (a) in the case of a notice sent by express/overnight mail or overnight courier service, on the date actually received by the addressee, (b) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt, (c) in the case of a notice delivered by hand, when personally delivered, and (d) in the case of a notice sent by facsimile or electronic transmission, upon transmission subject to telephone confirmation of receipt.

10.                                 Counterpart Execution.  This Agreement may be executed in one or more counterparts, each of which, by facsimile or otherwise, shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

11.                                 Governing Law and Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the terms set forth in the Subscription and Shareholders’ Agreement.

12.                                 Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings and representations between the Parties with respect to the matters contemplated hereby and supersedes all prior agreements, arrangements and understanding between the Parties, whether written, oral or otherwise; provided however, that the Option Period may be altered or extended by the mutual agreement of the Parties.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

EVERGREEN ENERGY INC.

By:	/s/ Ilyas Khan
Name:	Ilyas Khan
Title:	Executive Chairman

WPG RESOURCES LTD

By:	/s/ Bob Duffin
Name:	Bob Duffin
Title:	Executive Chairman